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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-56927, 333-28983, 33-60077, 33-10796, 33-6075, 333-53438 of HPSC, Inc. on
Form S-8 of our report dated March 18, 2002, August 14, 2002, as to Note P (the report on the consolidated financial statements expressing an unqualified opinion which contains an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133, and the restatement described in Note P) incorporated by reference in this Annual Report on Form 10-K/A of HPSC, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 14, 2002